UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 7, 2015 (October 6, 2015)

WESTINGHOUSE AIR BRAKE

TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or other Jurisdiction

of Incorporation)

033-90866	25-1615902
(Commission File No.)	(I.R.S. Employer Identification No.)

1001 Air Brake Avenue Wilmerding, Pennsylvania	15148
(Address of Principal Executive Offices)	(Zip Code)

(412) 825-1000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 6, 2015, Wabtec Corporation (“Wabtec”) and FW Acquisition, LLC (“FW”), a wholly owned subsidiary of Wabtec, entered into (1) a Share Purchase Agreement (the “Share Purchase Agreement”) relating to Faiveley Transport, S.A. (“Faiveley”) among Financière Faiveley S.A., Famille Faiveley Participations, a sociètè par actions simplièe, Mr. Francois Faiveley and Mr. Erwan Faiveley (collectively, the “Sellers”) and (2) a Tender Offer Agreement among Wabtec, FW and Faiveley (the “Tender Offer Agreement”), and (3) a Shareholder’s Agreement (the “Shareholder’s Agreement” and, together with the Share Purchase Agreement and the Tender Offer Agreement, the “Transaction Agreements”) among Wabtec and the Sellers. The Transaction Agreements provide for the acquisition of a majority stake in Faiveley by FW, followed by a tender offer for FW to acquire the remaining outstanding shares of Faiveley. Also on October 6, 2015, Wabtec published a press release announcing that it had entered into the Transaction Agreements. The full text of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

Pursuant to the terms and conditions of the Share Purchase Agreement, the Sellers will sell to FW, and FW will purchase from the Sellers (the “Share Purchase”) all of the ordinary shares of Faiveley owned by the Sellers, representing a total of approximately 51% of the share capital of Faiveley. Pursuant to the terms and subject to the conditions of the Tender Offer Agreement, as soon as reasonably practicable following completion of the Share Purchase and in any event no later than 10 business days thereafter, FW will file with the Autoritè des Marchès Financiers (the “AMF”) a mandatory tender (the “Tender Offer”) to purchase all of the remaining shares of Faiveley.

In the Tender Offer Agreement, Faiveley has agreed, among other things, to conduct its business in the ordinary course consistent with past practice. Under the Tender Offer Agreement, Faiveley has agreed that it will not negotiate, provide information in respect of or accept any offer for an alternative transaction and upon receipt of an alternative offer, Faiveley will promptly notify Wabtec that it has received an alternative offer and any of the material terms of the alternative offer.

Pursuant to the Shareholders Agreement, if the closing occurs Wabtec will appoint two designees as chosen by the Shareholders to serve on Wabtec’s Board of Directors. In addition, Mr. Stephane Rambaud-Measson, the former chief executive officer of Faiveley shall serve as a board observer. The Shareholders have agreed, subject to any permitted transfers as set forth in the Shareholders Agreement, that they will not, directly or indirectly, sell, assign, pledge, hypothecate or otherwise transfer any of the shares of preferred stock issued under the Share Purchase Agreement until the earlier of the three year anniversary of the closing date and a change of control of Wabtec. The Share Purchase Agreement, the Tender Offer Agreement and the Shareholders Agreement also contain certain other covenants, representations and warranties.

Wabtec, FW and the Sellers’ obligations to complete the Share Purchase are subject to various customary conditions, including among others the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 Act, and laws of the European Commission. Wabtec’s obligations to complete the Share Purchase and any subsequent tender offer are not subject to any condition related to the availability of financing or further approval of Wabtec’s Board of Directors.

The foregoing description of the Share Purchase Agreement, the Tender Offer Agreement and the Shareholders Agreement does not purport to be complete and is qualified in its entirety by reference to the actual terms of the Share Purchase Agreement, the Tender Offer Agreement and the Shareholders Agreement, copies of which are attached hereto as Exhibit 2.1, Exhibit 2.2 and Exhibit 2.3, respectively, and which are incorporated herein by reference. The Share Purchase Agreement, the Tender Offer

Agreement and the Shareholders Agreement have been included to provide investors with information regarding their terms and are not intended to provide any financial or other factual information about Wabtec or Faiveley. In particular, the representations, warranties and covenants contained in the Share Purchase Agreement, the Tender Offer Agreement, and the Shareholders Agreement (1) were made only for the purposes of those agreements and as of specific dates indicated therein, (2) were solely for the benefit of the parties to those agreements, (3) may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties instead of establishing those matters as facts, and (4) may be subject to standards of materiality applicable to the contracting parties that differ from those applicable investors. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Share Purchase Agreement, the Tender Offer Agreement, and the Shareholders Agreement, which subsequent information may not be fully reflected in public disclosures by Wabtec and Faiveley. Accordingly, investors should read the Share Purchase Agreement, the Tender Offer Agreement and the Shareholders Agreement not in isolation but only in conjunction with the other information about Wabtec or Faiveley and their respective subsidiaries that the respective companies include in reports, statements and other filings they make with the U.S. Securities and Exchange Commission (the “SEC”) and the AMF, respectively.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed with this report on Form 8-K:

Exhibit No.	Description

2.1	Share Purchase Agreement among Financiere Faiveley S.A., Famille Faiveley Participations, Francois Faiveley, Erwan Faiveley, FW Acquisition, LLC and Wabtec Corporation dated as of October 6, 2015, including Certificate of designations, preferences and other rights of Series A convertible preferred stock of Wabtec Corporation

2.2	Tender Offer Agreement among Faiveley Transport, S.A., FW Acquisition, LLC, and Wabtec Corporation dated as of October 6, 2015

2.3	Shareholder’s Agreement among Financiere Faiveley S.A., Famille Faiveley Participations, Francois Faiveley, Erwan Faiveley, and Wabtec Corporation dated as of October 6, 2015

99.1	Press Release, dated as of October 6, 2015

Forward-Looking Statements

Statements contained in this report which are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements and certain information contained in this report involve risks and uncertainties that could result in actual results differing materially from expected results, including Wabtec’s proposed purchase of the Sellers’ shares and subsequent tender offer, which is subject to regulatory and other conditions, the timing of the transaction and benefits expected to be derived therefrom. Forward-looking statements represent Wabtec’s expectations and beliefs concerning future events, based on information available to Wabtec as of the date of this report. Wabtec undertakes no obligation to publicly update and revise any forward-looking statements to reflect events or circumstances that may arise after the date of this report. Additional information regarding these and other factors is contained in Wabtec’s SEC filings, including without limitation Wabtec’s Form 10-K and Form 10-Q filings.

Certain Legal Matters

This communication is not intended to, and does not, constitute, represent or form part of any offer, invitation or solicitation of an offer to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of, any securities whether pursuant to this press release or otherwise.

The distribution of this communication in jurisdictions outside the U.S. or France may be restricted by law or regulation and therefore any person who comes into possession of this communication should inform themselves about, and comply with, such restrictions. Any failure to comply with such restrictions may constitute a violation of the securities laws or regulations of any such relevant jurisdiction.

Faiveley Transport is incorporated in France and listed on Euronext Paris and any offer for its securities will be subject to French disclosure and procedural requirements, which differ from those that are applicable to offers conducted solely in the U.S., including with respect to withdrawal rights, offer timetable, settlement procedures and timing of payments. The transactions described above will be structured to comply with French and U.S. securities laws and regulations applicable to transactions of this type.

In connection with the proposed transaction, Wabtec intends (if required by law) to file a registration statement with the SEC registering preferred shares. Faiveley Transport shareholders are urged to read the prospectus and/or information statement that will be included in the registration statements and any other relevant documents when they become available, and Wabtec shareholders are urged to read the information statement and any other relevant documents when they become available, because they will contain important information about Wabtec, Faiveley Transport and the proposed transaction. The documents relating to the proposed transaction (when they become available) can also be obtained free of charge from the SEC’s website at www.sec.gov. The documents (when they are available) can also be obtained free of charge from Wabtec upon written request to Wabtec, 1001 Air Brake Avenue, Wilmerding, PA 15148 or by calling 412-825-1543.

No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Wabtec has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

By:	/s/ David L. DeNinno
David L. DeNinno
Senior Vice President, General Counsel and Secretary

Date: October 6, 2015

EXHIBIT INDEX

Exhibit No.	Description

2.1	Share Purchase Agreement among Financiere Faiveley S.A., Famille Faiveley Participations, Francois Faiveley, Erwan Faiveley, FW Acquisition, LLC and Wabtec Corporation dated as of October 6, 2015, including Certificate of designations, preferences and other rights of Series A convertible preferred stock of Wabtec Corporation

2.2	Tender Offer Agreement among Faiveley Transport, S.A., FW Acquisition, LLC, and Wabtec Corporation dated as of October 6, 2015

2.3	Shareholder’s Agreement among Financiere Faiveley S.A., Famille Faiveley Participations, Francois Faiveley, Erwan Faiveley, and Wabtec Corporation dated as of October 6, 2015

99.1	Press Release, dated as of October 6, 2015